                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in:
  (i) Registration Statements No. 33-81276 (Southwest Bancorp, Inc. 1994 Stock Option Plan) on Form S-8;
  (ii) Registration Statement No. 33-97850 (Southwest Bancorp, Inc. Employee Stock Purchase Plan), on Form S-8; and
  (iii) Registration Statement No. 33-94378 (Southwest Bancorp, Inc. Dividend Reinvestment Plan) on Form S-3
of our report dated January 27, 1997, appearing in this Annual Report on Form 10-K of Southwest Bancorp, Inc. for the year ended December 31, 1996.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

OKLAHOMA CITY, OKLAHOMA
MARCH 26, 1997